Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES PROMOTES
BIRGIT GIRSHICK TO CHIEF OPERATING OFFICER

WILMINGTON, MA, November 11, 2021 – Charles River Laboratories International, Inc. (NYSE: CRL) today announced that Birgit Girshick has been promoted to the position of Chief Operating Officer, effective immediately.

In her most recent role as Corporate Executive Vice President, Ms. Girshick has been responsible for oversight and leading the strategic direction of the Discovery Services, Safety Assessment, and Biologics Solutions businesses. She has also been overseeing the integration of the Cognate BioServices and Vigene Biosciences acquisitions, as well as the future growth strategy for the Company’s Cell and Gene Therapy CDMO business. In her new role as Executive Vice President and Chief Operating Officer, and in addition to her current responsibilities, Ms. Girshick will add oversight of the Research Models and Services business, at which she began her Charles River career in 1989. During her tenure at the Company, Ms. Girshick has established an exceptional record of operational management and leadership, including the development of growth strategies across a number of businesses and geographic regions, the integration of newly acquired businesses, the implementation of successful business transformation initiatives, and the enhancement of the Company’s digital enterprise and connectivity with its clients.

James C. Foster, Chairman, President and Chief Executive Officer commented, “Birgit’s promotion to Chief Operating Officer will further align our unique, non-clinical portfolio under an operational leader with a track record of success at Charles River. Her operational expertise will enable us to further advance our mission and enhance the value that we provide to all of our stakeholders, as we strive to make continued progress towards our strategic and financial goals. I look forward to continuing to work side-by-side with Birgit as we drive the Company’s growth strategy and enhance our position as the leading, non-clinical contract research organization.”

Ms. Girshick will continue to report directly to James C. Foster, Chairman, President and Chief Executive Officer. In May 2021, the Company announced that Mr. Foster entered into an amended employment agreement with the Company, which extended his employment through February 12, 2026. The purpose of the agreement was to continue to benefit from Mr. Foster’s decades of experience at Charles River and unique skill set by promoting the retention of Mr. Foster.

Management Biography

Birgit Girshick joined Charles River in 1989 and held positions of increasing responsibility in the Company’s Research Models and Services (RMS) Germany and Avian Vaccine Services businesses. In 2010, Ms. Girshick was promoted to Corporate Vice President, Biologics Testing Solutions, followed by a promotion to Corporate Senior Vice President, Research Models and Biologics Testing Solutions in 2013. In 2016, Ms. Girshick assumed responsibility for the Global Discovery Services business. In 2018, Ms. Girshick was promoted to Corporate Executive Vice President overseeing the Discovery, Safety Assessment, Biologics Testing Solutions, and Avian Vaccine Services business units. In 2021, she also assumed responsibility for the company’s Cell and Gene Therapy CDMO business. In her most recent role, Ms. Girshick was responsible for leading these global businesses, which includes guiding their strategic direction, driving operational excellence and growth, maintaining client and partnership relationships, leading the organization’s digital transformation and integrating acquisitions.

Ms. Girshick received a B.A. degree from Eastern Connecticut State University and an M.B.A. degree from the University of Rhode Island. She is also a graduate of the Advanced Management Program at the MIT Sloan School of Management.

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements include statements in this news release regarding Charles River’s projected future performance, including revenue and earnings per share growth. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 17, 2021 and the Quarterly Report on Form 10-Q as filed on November 3, 2021, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts.  Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

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Investor Contact:	Media Contact:
Todd Spencer	Amy Cianciaruso
Corporate Vice President,	Corporate Vice President,
Investor Relations	Chief Communications Officer
781.222.6455	781.222.6168
todd.spencer@crl.com	amy.cianciaruso@crl.com